INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-7805 of Battery Park High Yield Fund on Form N-1A of our report dated November 24, 2000 on the Battery Park High Yield Fund which comprises Battery Park Funds, Inc., and to the reference to us under the headings "Financial Highlights" in the Prospectus, and "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chicago, Illinois
May 22, 2001